LEASE AGREEMENT

THIS LEASE (this "Lease") made as of the 15th day of APRIL, 2008 between VOIS, Inc. a Florida corporation, hereinafter referred to as "Lessee", and 951 Yamato Acquisition Company, LLC, a Florida limited liability company, hereinafter referred to as "Lessor".

WITNESSETH

A. DESCRIPTION OF PREMISES:

For and in consideration of the covenants and agreements herein contained, Lessor hereby leases to Lessee and Lessee rents from Lessor subject to the terms, covenants and conditions of this Lease those certain Premises (the "Premises") constructed or to be constructed as outlined on the Floor Plan attached hereto as Addendum "A" and made a part hereof which is known as Suite # 201 being deemed to contain for all purposes under this lease 2,436 "rentable square feet" computed in accordance with the last sentence of this Paragraph A, on the 2nd floor of the building located at 951 Yamato Road, Boca Raton, Florida 33431. The "rentable square footage" of the Premises shall be deemed to be 2,436 square feet for all purposes under this lease. The parties acknowledge that exact measurement is not possible and agree that the "Rentable Square Footage" of the Premises shall be as stated above, notwithstanding any measurements to the contrary.

B. TERM:

The term of this Lease (sometimes herein referred to as the "Term", "Lease Term", or "term") shall be for three (3) years and one (1) month, commencing on the date (the "Commencement Date") which is earlier to occur of (a) the date when Lessee takes possession of the Premises for the conduct of its business, or (b) May 1, 2008, and ending at 5:00 p.m. on the last day of the year of the term of this Lease, plus any partial month in which the Commencement Date falls, subject to prior termination or extension pursuant to the terms contained herein and the applicable provision of Florida law.

C. BASE RENT:

Subject to adjustments in the amount of Base Rent (as hereinafter defined), Lessee agrees to pay Base Rent to the Lessor at P.O. Box 538590, Atlanta, Georgia 30353, or at such place as may be designated from time-to-time by Lessor. As used hereinafter in this Lease, the term "Base Rent" shall include the Base Rent, as such amounts are adjusted for each Lease Year, as provided in the Lease.

1) The annual amount of Forty Eight Thousand Seven Hundred Twenty and 00/100 ($48,720.00) Dollars, plus sales tax thereon, as Base Rent for the Premises, payable in equal consecutive monthly installments in advance, on the first day of each month during the term of this Lease (hereinafter referred to as the "Base Rent").

2) The Base Rent shall be payable in lawful money of the United States, without any setoff or deduction. Upon execution of this Lease, Lessee shall deliver to Lessor Four Thousand Three Hundred Twenty Three and 90/100 ($4,323.90) Dollars from Lessee representing payment of the second month's installment of Base Rent, including sales tax thereon.

3) The Base Rent shall be adjusted in accordance with Addendum "F" (Base Rent Schedule) attached hereto and made a part of this Lease.

D. OPERATING EXPENSES:

1) Subject to adjustment each year during the term of this Lease, Lessee's Proration Percentage of the estimated Operating Expenses payable by Lessee to Lessor during the first year of the term hereof shall be in the amount of Twenty Two Thousand Five Hundred Thirty Three and 00/100 ($22,533.00) Dollars, plus sales tax thereon, in lawful money of the United States payable in accordance with the terms set forth hereinafter, concurrently with the payment of Base Rent. Lessee's Proration Percentage of Operating Expenses shall constitute Additional Rent for all purposes under the Lease. Lessee's Proration Percentage is 1.69%.

2) Lessee's Proration Percentage of the Operating Expenses shall be payable in lawful money of the United States, without any setoff or deduction. Upon execution of this Lease, Lessee shall deliver to Lessor One Thousand Nine Hundred Ninety Nine and 80/100 ($1,999.80) Dollars from Lessee representing payment of the first month's installment of Lessee's Proration Percentage of Operating Expenses, including sales tax thereon.

E. PREPAID RENT:

1) Upon execution of this Lease, Lessee agrees to deliver to Lessor Thirteen Thousand Four Hundred Thirty Six and 52/100 ($13,436.52) Dollars as Prepaid Rent to be applied towards the second and last months' Base Rent and Operating Expenses, including sales tax ("Prepaid Rent").

F. SECURITY DEPOSIT:

1) Upon execution of this Lease, Lessee agrees to deliver to Lessor Fourteen Thousand Two Hundred Twenty Five and 64/100 ($14,225.64) Dollars as a Security Deposit ("Deposit") to be applied as set forth in Section 9 of the Standard Lease Provisions.

G. USE OF PREMISES:

The Lessee covenants that the Premises shall be used and occupied only for general office use, and for no other purposes.

H. STANDARD LEASE PROVISIONS:

This Lease includes the Standard Lease Provisions containing Sections numbered 1 through 51 and the Addenda "A", "B", "C", "D", "E", "F", "G", "H", and "I" which are attached hereto and by this reference incorporated into the Lease. Each of the preceding Paragraphs A through G is subject to the Standard Lease Provisions and Addenda.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on ____________________, 2008.

Lessee: VOIS, Inc., a Florida corporation

Witnesses: ____________________

N/A

By: ____________________ (seal)

____________________ (As to Lessee)

Official Title: ____________________

GARY SCHULTHEIS

Print Name

Lessor: 951 Yamato Acquisition Company, LLC, a Florida limited liability company

By: Patriot Center Holding Company LLC, a Delaware limited liability company, its sole member

By: 951 Investors LLC, a Florida limited liability company, its Managing Member

By: MHC Capital LLC, a Florida limited liability company, its Managing Member

Witnesses: ____________________

By: ____________________ (seal)

____________________ (As to Lessor)

Jay M. Grossman

Official Title: Managing Member

STANDARD LEASE PROVISIONS

1. DEFINITIONS.

A. "Base Year" means the calendar year preceding the calendar year in which the Lease term commences.

B. "Business Days" shall mean all days other than Saturdays, Sundays, or legal holidays (New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.

C. "Common Area" means all portions of the Real Property which are intended for the common use and enjoyment of all tenants, including without limitation, the lobby area, all hallways, stairways, elevators and restrooms within the Building, the parking garage, the parking areas, and all driveways, walkways and landscaped areas within the Real Property.

D. "Lease Year" means each calendar year during the term of this Lease.

E. "Lessee's Proration Percentage" represents the proportion that the rentable square footage of the Premises bears to the rentable square footage of the Building. The rentable square footage of the Building is the sum of the rentable square footage of all premises (leased or unleased), in the Building, and for all purposes under this Lease shall be conclusively deemed to be 143,848 square feet. The rentable square footage of the Premises is set forth in Paragraph A on page 1 of this Lease and the proration percentage is as specified in Paragraph D on page 1 of this Lease.

F. "Operating Expenses" means and includes, but is not limited to: (a) all expenses paid or incurred by Lessor for ownership, maintaining, operating and repairing the Real Property, the office tower and all other systems and components of the building (hereinafter called the "Building"), and other parking areas, the curbs, sidewalks and plazas adjoining the same, including, but not limited to, the cost of painting, cleaning, refurbishing, recarpeting, redecorating, gardening, planting, seeding and maintenance of landscaped areas, trash removal, drain maintenance, security guard service, exterior maintenance of the improvements, window cleaning, janitorial service, uniforms, management fees, asset management fees, supplies and sundries; (b) utility expenses incurred by Lessor in furnishing utility services for the Real Property, including the cost of electricity, gas or other fuel, heating, lighting, air conditioning, sewer and waste water service and general surface drainage; (c) those expenses paid or incurred by Lessor for insurance, including, but not limited to, fire, extended coverage, liability, workers compensation, elevator, or any other insurance carried in good faith by Lessor and applicable to the Real Property; (d) the cost of rental of all supplies, tools, materials and equipment, including expenses paid or incurred by Lessor for sales or use taxes on supplies or services; (e) the cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost of expense which Lessor pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property; (f) the charges of any independent contractor who, under contract with Lessor or its representatives, does any of the work of operating, maintaining or repairing the Real Property, including without limitation, the charges for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air conditioning, ventilating, plumbing, roofing, electrical, elevator and other systems of the Building; (g) depreciation of hand tools and other moveable equipment used in the repair, maintenance or operation of the Real Property; (h) legal, accounting, and other professional expenses incurred in connection with the operation, maintenance and management of the Real Property, including, but not limited to, such expenses as relate to seeking refunds of or obtaining reductions in the taxes; (i) the amortized portion of the cost of any capital improvement or alteration made to the Real Property which is either required by law (or governmental regulation) or intended by Lessor to reduce operating costs or expenses, it being understood that such amortization shall be in accordance with generally accepted accounting principles and include interest at the prime rate in effect on the date of installation of the capital improvement; (j) reasonable reserves as determined by Lessor to be necessary for the efficient operation, management and repair of the Premises and the Building; (k) all real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, including the sales taxes of other governmental taxes, fees or charges on account of rent and any

other federal, state, city, county or other local governmental charges or charges by any school, drainage or other special improvement district, general, special, ordinary or extraordinary (but not including income taxes or any other taxes imposed upon or measured by Lessor's income or profits, unless the same shall be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Real Property (hereinafter the "Taxes"). In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a Lease Year shall be included in Taxes for that Lease Year. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Real Property for the operation thereof. The amount of Taxes attributable to any Lease Year shall be the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable; (l) all assessments to Lessor arising under the recorded agreements affecting the Real Property, including the Declarations; and (m) any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Building. If any Operating Expense, though paid in one (1) year, relates to more than one (1) calendar year, at the option of Lessor such expense may be proportionately allocated among such related calendar years. If during any calendar year, including the Base Year, any rentable space in the Building shall be vacant or unoccupied, at Lessor's option, the Operating Expense for such calendar year shall be adjusted to reflect the expenses that would have been incurred if such space had been occupied.

Notwithstanding the above, the following are excluded from the definition of Operating Expenses; (i) real estate broker's leasing commission; (ii) depreciation (except as provided above), interest on the amortization of debt (except as provided above); (iii) leasehold improvements made for new tenants of the Building; (iv) refinancing costs; and (v) the cost of any work or services performed for any tenants of the Building to the extent that such work or service are separately reimbursed.

G. "Real Property" means the Building, the land and real property owned or leased by Lessor upon which the Building stands or which is adjacent thereto, and used in connection with the operation of the Building and its common areas.

H. "Additional Rent" shall mean such sums, charges, and expenses as are due under this Lease from Lessee to Lessor in addition to the Base Rent.

2. BASE RENT.

A. The Base Rent set forth in Paragraph C on the cover page of this Lease shall be adjusted at the commencement of each Lease Year in accordance with the schedule in Addendum "F".

B. Advance Rent. The last month's advance rent payment shall be applied to Lessee's obligations for rent for the last month of the Lease Term. Lessee shall remain liable for any additional amounts owed in excess of the last month's advance rent payment. Landlord may use, apply, or retain the whole or any part of the last month's advance rent to the extent required for the payment of any rent or any sum which Landlord may be required to expend by reason of Lessee's default under any of the provisions of this Lease. Lessee expressly acknowledges that Lessee shall not have the right to apply the last month's advance rent to any rent other than the rent owed for the last month of the Lease Term. Application of the last month's advance rent to rents owed shall be at the sole option of Landlord, and the right to possession of the Premises by Landlord for non-payment of rent or for any other reason shall not in any event be affected by the existence of the last month's advance rent payment. If Landlord uses, applies, or retains the whole or any part of the last month's advance rent, Lessee shall deliver to Landlord the amount necessary to replenish the last month's advance rent to its original sum within five (5) days after notification from Landlord of the amount due. Failure to pay the amount due within the required time period shall constitute a material default under this Lease.

3. OPERATING EXPENSES.

A. In addition to the Base Rent, as annually adjusted, Lessee shall pay to Lessor during each Lease Year, including the calendar year in which the Lease term expires, Lessee's share of the Operating Expenses for the Lease Year, plus applicable sales tax thereon. Lessee's share of Operating Expenses shall be computed by multiplying the amount of the Operating Expenses by Lessee's Proration Percentage.

B. On or about the commencement of each Lease Year, Lessor shall provide Lessee with a written estimate of Lessee's share of the Operating Expenses for the forthcoming Lease Year. Lessee shall thereafter pay to Lessor, concurrent with the payment of Base Rent during the Lease Year, one-twelfth (1/12) of Lessee's share of the Operating Expenses, as set forth on Lessor's written estimate. In the event that Lessor revises its estimate of Lessee's share of the Operating Expenses, or if Lessor furnishes such estimate subsequent to the commencement of a Lease Year, Lessor shall furnish to Lessee a statement of any adjustments to be paid or refunded as a result of such revision or late estimate, which adjustment shall, be paid with, or credited against, the next monthly payment by Lessee of its share of Operating Expenses. Failure of Lessor to submit the written estimate shall not waive any rights of Lessor hereunder.

C. No later than April 1 of each Lease Year, Lessor shall submit to Lessee a statement of Lessee's share of the actual Operating Expenses for the immediately preceding Lease Year. If Lessee's share of the actual Operating Expenses exceeds the estimate prepared by Lessor at the commencement of the preceding Lease Year, then Lessee shall pay the difference to Lessor, in a single payment, within fifteen (15) days after receipt from Lessor of the amount due. In the event that Lessee's share of the actual Operating Expenses is less than the estimate prepared by Lessor, then the difference shall be credited to Lessee against current monthly payments of Operating Expenses. The statement shall be considered as final and acceptable to Lessee unless Lessee objects to the statement by written notice to the Lessor within thirty (30) days following the issuance of the statement.

D. An additional building or buildings may be added to the Real Property. In the event additional building or buildings are added to the Real Property, Lessor reserves the right to reasonably prorate Operating Expenses attributable to the Real Property between the Building and other buildings on the Real Property.

4. PAYMENT OF RENT.

A. For all purposes under this Lease and under law, the Base Rent as adjusted, Lessee's share of the Operating Expenses as adjusted, and all other sums due from Lessee to Lessor under this Lease shall be deemed to constitute Rent, and the term "Rent" as used herein shall be deemed to include all such amounts.

Lessee shall pay the Rent to Lessor promptly when due without notice or demand therefor and without any abatement, deduction, counterclaim or setoff for any reason whatsoever, except as may be expressly provided in this Lease. No payment by Lessee or receipt or acceptance by Lessor of a lesser amount than the correct Rent shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction and Lessor may accept such payment without prejudice to its rights to recover the balance or pursue any other remedy in this Lease or at law. Lessee's obligation to pay the Rent for the full term of this Lease shall survive the expiration or earlier termination of the term hereof.

5. LATE PAYMENTS.

If any payment of Rent or other sums due hereunder is received later than the fifth (5th) day of the month, a late fee of Two Hundred and 00/100 Dollars ($200.00) shall be paid by Lessee, upon demand by Lessor, for each day beyond the fifth (5th) day, unless a lesser rate shall then be the maximum rate permissible by law, in which event, said lesser rate shall be charged. This late fee shall be in addition to and not in exclusion of any other sums payable by Lessee due to Lessee's failure to pay when due any sums hereunder. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

6. COMMENCEMENT OF RENT AND TERM.

A. The term of this Lease and Lessee's obligation to pay Rent shall commence on the Commencement Date or earlier date, if Lessee assumes possession, as specified in Paragraph B of this Lease Agreement. Should the term of this Lease and the Lessee's obligation to pay Rent commence on a day other than the first day of a month, then the term of this Lease, for purposes of calculating the length of term only, shall commence on the first day of the following month, but Lessee shall nevertheless be subject to all terms and conditions of this Lease for the fractional month preceding the commencement of this Lease during which Lessee is in occupancy. The Lessee shall pay Rent for the fractional month preceding the commencement of this Lease, if the term of this Lease commences on a day other than the first day of a month, on a per diem basis (calculated on the basis of a thirty-day month) payable on commencement of the term of this Lease. Prepaid first month's rent to be credited to any fractional payment. Any Rent payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis.

B. Following the execution of this Lease and with evidence of all appropriate insurance required by Lessor, Lessee and its agents, employees and contractors, at their own risk, shall be provided with reasonable access to the Premises prior to the Commencement Date in order to measure for and/or install fixtures, furniture, and telecommunications equipment. Lessee shall indemnify, defend, release and hold Lessor, its agents, employees and assignees harmless against all penalties, claims or demands relating to or arising out of the activities of Lessee, its agents, employees and contractors, pursuant to this provision, including, without limitation, penalties, claims or demands due to personal injury incurred by Lessee's employees, contractors and agents in connection the activities of Lessee, its agents, employees and contractors, under this provision. Lessee will be responsible for all costs of repair or damage to the Building and the Premises caused by Lessee, its employees, agents or contractors relating to or arising from Lessee's activities under this provision.

C. Lessee shall, within ten (10) days, upon request of Lessor execute a letter confirming the Commencement Date and the expiration Date of this Lease substantially in the form of ADDENDUM "I" attached to this Lease.

7. CONSTRUCTION OF LEASED PREMISES.

A. Lessee accepts Premises in "as-is" condition as of the date hereof. Lessor represents that the Heating/Air Conditioning, and electrical service are in good working order within the Premises as of the Commencement Date.

8. OMMITTED.

9. SECURITY DEPOSIT.

A. Amount of Deposit. Lessee, simultaneously with the execution of this Lease, has deposited with the Lessor the sum stated in Paragraph F of the cover page of this Lease, receipt of which is hereby acknowledged by Lessor. The Deposit shall be held by Lessor. The Deposit may be commingled with other funds of Lessor, and Lessor shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the Rent herein reserved shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid, then Lessor may, at the option of Lessor, appropriate and apply all or any portion of said deposit to the payment of any such overdue Rent or other sum.

B. Use and Return of Deposit. In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Lessee, then Lessor, at its option, may appropriate and apply the Deposit or so much thereof as Lessor may deem necessary, to compensate the Lessor for all loss, cost, expense or damage sustained or suffered by Lessor due to such default or failure on the part of the Lessee.

Should the entire Deposit, or any portion thereof, be appropriated and applied by Lessor as permitted hereby, then Lessee shall, upon the demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore the Deposit to the original sum deposited, and Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a default of this Lease. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the Rent and additional rent herein provided for as it falls due, and all other sums payable by

Lessee to Lessor hereunder, the Deposit shall be returned in full to Lessee within a reasonable time following the expiration of the term of this Lease, or the earlier termination hereof.

C. Transfer of Deposit. Lessor may deliver the Deposit to the purchaser of Lessor's interest in the Premises, in the event that such interest be sold, and thereupon Lessor shall be discharged from any further liability with respect to the Deposit.

10. USE OF COMMON AREAS.

The use and occupation by Lessee of the Premises shall include the non-exclusive use, in common with others entitled thereto, of the hallways, elevators, toilets, stairways, entrance ways, grounds, loading facilities, sidewalks and customer car parking areas (hereinafter collectively "common areas") as such common areas now exist or as such common areas may hereafter be constructed for the benefit of and as a part of the Building, and other facilities as may be designated from time to time by the Lessor, subject, however, to the terms and conditions of this Lease. The Lessor reserves the right, at any time, to add to or reduce or to relocate the various improvements, automobile parking areas, and other common areas.

11. USE OF PREMISES.

Lessee hereby covenants to use and occupy the Premises for the sole and exclusive purpose of operating as set forth in Paragraph G on the cover page, and for no other use or purpose whatsoever without the Lessor's prior written consent which may be withheld at the sole discretion of Lessor. Lessee covenants not to use or maintain the Premises in any unlawful manner or for any unlawful purposes, and shall promptly comply with any and all laws, ordinances, order, and regulations of any and all municipal, county, state, federal, and other governmental authorities that may pertain or apply to Lessee's occupancy, use or business operations on the Premises at Lessee's sole cost and expense, including, but not limited to, any and all energy or fuel conservation orders or regulations promulgated by any government authority. Lessee shall, additionally, in its use of the Premises and common areas comply with the Rules and Regulations as set forth in Addendum "C" hereof which is incorporated herein, and as may be prescribed from time to time by Lessor. Lessee shall make no use whatever of the Premises that would cause an increase in the fire insurance rate applicable to the Building upon the commencement of the term of this Lease and shall not do or permit to be done any act or thing which might subject Lessor to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being conducted on the Premises. Lessee shall not bring any flammable material or substances or any articles of a dangerous nature or, except for standard microwave oven, any heating or cooking units into the Building or the Premises without the prior written consent of Lessor. No safes, heavy files, bookcases or other heavy equipment shall be allowed in the Building unless the weight, location and handling of the same is approved by the Lessor. Regardless of such approval, Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages, including attorneys' fees and costs, incurred by Lessor resulting from the use or installation by Lessee of such heavy equipment in the Building, which indemnification shall survive the expiration or earlier termination of this Lease. Lessee shall not cause or permit any noise or odor that is objectionable to the public, to other occupants of the Building, or to Lessor, to emanate from the Premises and shall not create or maintain a nuisance thereon, and shall not disturb, solicit, or canvas any occupant of the Building, and shall not do any act tending to injure the reputation of the Building or the Premises. Lessee shall not use, create, store or permit any toxic or hazardous material anywhere on the Real Property. Without limiting the foregoing, Lessee shall not dispose of any toxic or other hazardous waste through the plumbing system in the Building, or through the storm drainage system of the Real Property, nor shall Lessee violate any requirements of the Florida Department of Environmental Regulation or the Florida Department of Health, or any other governmental agency, with respect to waste disposal. Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages incurred by Lessor as a result of improper waste disposal by Lessee, which indemnification shall survive the expiration or earlier termination of this Lease. Lessee shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin, and anything of a dangerous, noxious, or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, or noise.

12. ALTERATIONS.

Lessee shall make no changes in or to the Premises of any nature without Lessor's prior written consent, which may be withheld at the sole discretion of the Lessor. Lessee shall conduct all alterations and improvements in a merchantable manner, subject to the prior written consent of Lessor. Any Lessee alterations, additions or improvements shall only be permitted, if at all, where such improvements are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved by Lessor. In addition, all alterations by Lessee shall be performed subject to Addendum "D". All fixtures and all paneling, partitions, railing and like installations, installed in the Premises at any time, either by Lessee or by Lessor on Lessee's behalf, shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the Premises unless Lessor by notice to Lessee no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Lessor's right hereto and to have them removed by Lessee, in which event, the same shall be removed from the Premises by Lessee prior to the expiration of the Lease at Lessee's expense. Nothing in this article shall be construed to give Lessor title to or to prevent Lessee's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the Premises or upon removal of other installations as may be required by Lessor, Lessee shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Lessee at the end of the term remaining in the Premises after Lessee's removal shall be deemed abandoned and may, at the election of Lessor, either be retained as Lessor's property or may be removed from the Premises by Lessor at Lessee's expense. Lessee shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any government or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor and Lessee agrees to carry and will cause Lessee's contractors and sub-contractors to carry such workers compensation, general liability, personal property and property damage insurance as Lessor may require.

13. SERVICES.

Lessor agrees, while Lessee is not in default under this Lease, to furnish the Premises with air conditioning and heat during the appropriate seasons from 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week, excluding legal holidays. Lessor agrees to supply janitorial services for the hallways and common areas and for the interior of the Premises. Lessor shall supply landscaping and maintenance services for the grounds at the Building. Lessor will furnish elevator service, lighting replacement for common area lights, restroom supplies, common area janitor service daily during the time and in the manner that such services are customarily furnished in comparable office buildings in Palm Beach County, Florida. All services rendered by Lessor shall be deemed an Operating Expense as aforementioned herein. Lessor shall not be liable for any damages direct or indirectly resulting from, nor shall any Rent herein set forth be abated by reason of (1) installation, use, or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Lessor or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Lessee or relieve Lessee from the duty of observing and performing any of the provisions of this Lease, unless caused by the willful misconduct or gross negligence of the Lessor.

14. AFTER HOURS SERVICES.

A. Lessor shall use reasonable efforts to provide electric service and air conditioning and heat, as appropriate, upon reasonable request by Lessee, at times other than those specified in Paragraph 13 of the Lease("Overtime Usage"). Lessee shall pay Lessor's charges therefor upon demand, but no sooner than the next installment of monthly rent. The charges are currently thirty-five and 00/100 Dollars ($35.00) for each hour or portion thereof, subject to adjustment from time to time.

B. Lessor's failure to provide the services provided herein shall not be deemed an event of default nor constructive eviction and the Lessee shall not have any right of offset in the event delivery of these services during the time specified in this paragraph is interrupted or unavailable for any reason.

15. ASSIGNMENT AND SUBLETTING.

Lessee shall not assign the right of occupancy under this Lease or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Lessor, which consent may be withheld by Lessor in Lessor's sole and absolute discretion, providing that Lessee submits to Lessor a written request to consent no later than thirty (30) days prior to the effective date of any assignment or sublet. Lessor shall notify Lessee of its consent or withholding of same within fifteen business days of receipt of Lessee's written request.

Lessee absolutely shall have no right of assignment or subletting if it is or has been in default of this Lease. Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Lessee shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor's rights as to any subsequent assignments and sublettings. Lessor shall have the sole option, which shall be, exercised by providing Lessee with written notice of terminating the Lessee's rights and obligations under this Lease rather than permitting any assignment or subletting by Lessee. Should Lessor permit any assignment or subletting by Lessee and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Lessee to Lessor) be greater than would have been received hereunder had not Lessor permitted such assignment or subletting, then one-half (1/2) the excess shall be payable by Lessee to Lessor, it being the parties' intention that Lessor, and not Lessee, shall be the party to receive any profit from any assignment or subletting. Together with Lessee's request for assignment or subletting, Lessee shall pay to Landlord, on demand, an administrative fee of One Thousand and 00/100 Dollars ($1,000) and will reimburse Landlord for all of Landlord's reasonable attorneys' fees and costs associated with Landlord's consent. If there are one or more assignments or sublettings by Lessee to which Lessor consents, the parties understand and agree, notwithstanding anything to the contrary, that any and all renewal options to be exercised subsequent to the date of such assignment or subletting and any and all options to lease additional space in the Building to be exercised subsequent to the date of such assignment or subletting are absolutely waived and terminated at Lessor's sole option. Lessor may withhold its consent to assignment or subletting to any person or entity who shall at that time be a lessee, sublessee, or other occupant of any part of the Building, or who dealt with Lessor or Lessor's agent (directly or through a broker) as to space in the Building during the six months immediately preceding Lessee's request for Lessor's consent. In the event of the transfer and assignment by Lessor of its interest in this Lease and/or sale of the Building containing the Premises, the Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations. For the purposes of this Paragraph, any changes of control of the Lessee shall be deemed an Assignment under this lease. Change of control includes:

a) an assignment by operation of law;

b) an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Lessee's interest in the Lease;

c) an arrangement (including without limitation management agreements, concessions, and licensees) that allows the use and occupancy of all or part of the Premises by any one other than Lessee;

d) a transfer of voting control of Lessee, creation of a voting trust for any of the shares of Lessee, recapitalization of Lessee, pubic sale of any shares of Lessee, or redemptions of any shares of Lessee (if Lessee is a corporation);

e) a transfer of more than fifty percent (50%) of the interest in the capital or beneficial ownership of Lessee (if Lessee is a partnership or limited liability company or trust);

f) conversion of Lessee from a general partnership to a limited liability partnership.

g) the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Lessee; and

h) Any issuance or transfer of stock in any corporate lessee or sublessee or any interest in any non-corporate entity lessee or sublessee, by sale, exchange, merger, consolidation, operation of law, or otherwise, or creation of new stock or interests, by which an aggregate of more than fifty percent (50%) percent of the Lessee's stock or equity interest shall be vested in one or more parties who are not stockholders or interest holders as of the date of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease. This subsection shall not apply to the sale of stocks by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, which sales are effected through any recognized securities exchange.

[Any modification or amendment to any sublease of any portion of the Premises shall be deemed a further sublease of this Lease.]

16. DAMAGE BY FIRE OR STORM.

In the event that the Building should be totally destroyed by fire, hurricane, tornado, or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Lessor or Lessee may at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the rent shall be abated during the unexpired portion of this Lease, effective with the date of such fire or other casualty. In the event the Building or Premises should be damaged by fire, hurricane, tornado, or other casualty covered by Lessor's insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious than described in the prior sentence but neither Lessor nor Lessee elects to terminate the Lease, then Lessor shall as soon as reasonably possible, but in no event later than sixty (60) days after the date of such damages commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it was immediately prior to the occurrence of the casualty, except that Lessor shall not be required to restore any alterations to the Premises beyond the Lessor's Work originally performed pursuant to Addendum "B", and Lessor shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Lessee or other tenants within the Building or Premises. Lessor shall, unless such damage is the result of negligence or willful misconduct of Lessee or Lessee's employees or invitees, allow Lessee a fair diminution of Rent during the time that the Premises is unfit for occupancy. In the event any mortgagee, under a deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Lessor shall have no obligation to rebuild the Building and/or the Premises and this Lease shall terminate upon notice to Lessee. Any insurance, which may be carried by Lessor or Lessee against loss or damage to the Building or to the Premises, shall be for the sole benefit of the party carrying such insurance and under its sole control.

17. EMINENT DOMAIN.

If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, then at Lessor's option, but not otherwise, the term hereby demised and all rights of Lessee hereunder shall immediately cease and terminate and the Base Rent shall be adjusted as of the date of such termination. Lessee shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, notwithstanding anything to the contrary likewise at Lessor's option, but not otherwise, if the Premises is unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

18. FORCE MAJEURE.

Whenever a period of time is herein prescribed for action to be taken by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court

order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Lessor.

19. INDEMNITY.

Lessor shall not be liable for and Lessee will indemnify and save Lessor harmless of and from all fines, suits, claims, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Premises caused by the negligence or misconduct or breach of this Lease by Lessee, its assigns, employees, agents, contractors, vendors, sub-tenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Lessee, or arising out of Lessee's use of the Premises, or arising out of Lessee's right to access the Premises prior to the Commencement Date.

20. INSURANCE TO BE MAINTAINED BY LESSEE.

Lessee agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Lessee or its subtenants, agents, servants, employees, contractors, invitees or licensees should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, having a rating of at least "A-" "VIII" or better as set forth in the most current issue of Best's Key Rating Guide, (i) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs, decoration or stock in trade, and all other property of Lessee in the Premises in the amounts of not less than the full replacement value thereof, (ii) without deductible, commercial general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, having such limits as to each as are reasonably required by Lessor from time to time, but in no event less than Five Million Dollars ($5,000,000.00), combined single limit per occurrence for injury (or death) and damages to property, which policy names Lessor, and at the request of the Lessor, its mortgage lender, property manager and such other parties as Lessor may reasonably designate, as additional insureds, (iii) business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months, and (iv) workmen's compensation and employer's liability insurance with not less than the maximum statutory limits of coverage. Such policies shall: (i) be considered primary insurance (without right of contribution by any similar insurance that may be maintained by Lessor), (ii) include within the terms of the policy or by contractual liability endorsement coverage insuring Lessee's indemnity obligations under Section 19 (Indemnity), and (iii) and provide that they shall not be cancelable without at least thirty (30) days prior written notice to Lessor (and, at the request of the Lessor, any mortgages).

Lessee shall deliver to Lessor and, at Lessor's request Lessor's mortgage lender(s), prior to the commencement of the Lease Term and from time to time thereafter, certificates evidencing the existence and amounts of all policies and coverages required hereunder to be maintained and procured by Lessee. If Lessee fails to provide evidence of insurance required to be provided by Lessee hereunder, prior to the commencement of the Lease Term and thereafter during the Lease Term, within ten (10) days following the Lessor's request thereof, and ten (10) days prior to the expiration date of any such coverage, Lessor will be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Lessee and payable upon written invoice thereof.

The limits of insurance required by this Lease, or as carried by Lessee, will not limit the liability of Lessee or relieve Lessee of any obligation hereunder, except to the extent provided for under Section 21 below (Subrogation). Any deductibles selected by Lessee will be the sole responsibility of Lessee.

Lessor may, at its sole discretion, change the insurance policy limits and forms which are required to be provided by Lessee; such changes will be made to conform with common insurance requirements for similar properties in similar geographic locations.

21. SUBROGATION.

In the event of any loss or damage to the Building, the Premises and/or any contents therein, each party shall look first to any insurance in its favor before making any claim against the other party. To the extent possible without affecting the validity, coverage or premium for applicable insurance, Lessee shall obtain, for each applicable policy of insurance, a provision in such policies permitting waiver of claim against the Lessor for loss or damage within the scope of the insurance, and Lessee, to such extent permitted for itself and its insurers, waives all such insured claims against the Lessor.

22. KEYS AND LOCKS.

A. Locks. Lessor may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and shall provide to Lessee a reasonable number of keys and replacements therefor to meet the bona fide requirements of the Lessee. As used herein, "keys" include any device serving the same purpose. Lessee shall not add to or change existing locking mechanisms on any door in or to the Premises without Lessor's prior written consent. Lessee installs lock(s) incompatible with the Building master locking system:

1) Lessor, without abatement of Rent shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto;

2) Lessee shall indemnify Lessor against any expense as a result of forced entry thereto, which may be required in an emergency.

3) Lessee shall at the end of the term and at Lessor's request remove such lock(s) at Lessee's expense; and

4). Lessee shall not, during periods outside of the normal operation hours of the Building, do anything which shall cause the main entry to the Building to remain unlocked. Any violation of the foregoing provisions shall subject the Lessee to strict liability for any and all damage to the Building caused by persons gaining entry as a result of such violation. The Lessee agrees to abide by all rules set by the Lessor concerning security.

B. Return of Keys. At the end of the term, Lessee shall promptly return to Lessor all keys for the Building and Premises, which are in possession of Lessee.

23. LESSEE'S EQUIPMENT.

The Lessee shall not connect any electrical equipment of any type to the electrical distribution system without the Lessor's prior written consent, provided that the Lessee may, without the Lessor's consent, connect equipment which do not overtax the electrical system. Lessee's use of electrical services furnished by Lessor shall not exceed, either in voltage, rated capacity or overall load, that which Lessor in its reasonable discretion determines, from time to time, is necessary for normal office use, including household countertop size appliances with the exclusion of hot plates, normal desktop office equipment and normal copying equipment; without being subject to the utility surcharge hereinafter provided. In the event Lessee shall request that it be allowed to consume, or actually does consume electrical services in excess of that so determined by Lessor to be reasonable, Lessor may refuse to consent to or to continue such usage or may consent to such usage upon such conditions as Lessor elects including the requirement that upgraded supply facilities, panels and/or sub-meters be installed at Lessee's expense. Lessee agrees not to connect with water pipes any apparatus using water without consent of the Lessor. Additional equipment shall only be connected upon written permission of the Lessor and shall be subject to an electrical service surcharge in an amount determined by the Lessor upon the grant of permission. No cooking or warming up of food or room

heaters will be permitted. No device will be used by Lessee that creates any odor. Lessee shall not be permitted to install any equipment causing a floor load in excess of eighty (80) pounds per square foot. Lessor may, in its sole discretion, grant the Lessee the right to exceed the floor loading capacity stated above in certain portions of the Building.

Lessee may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Lessee's business operation therein with the Lessor's prior written consent, and upon termination of the Lease for any reason other than Lessee's default, Lessee may remove the same, provided that after such removal Lessee restores the Premises at Lessee's expense to the same condition as existed prior to the installation of such equipment and fixtures.

It is understood and agreed, however, that any floor coverings, window treatments, wall coverings or other appurtenance attached to the floor or any part of the Premises by Lessee shall at the termination of the Lease or any renewal thereof, remain the property of Lessor and shall not be removed unless Lessor requests Lessee to remove same. Lessee shall promptly pay and discharge and shall indemnify and hold Lessor harmless of and from, all tangible property taxes and assessments now or hereafter taxed, assessed, imposed or levied by any lawful authority against or upon any fixtures, equipment, or personal property located in the Premises during the term of this Lease.

Lessee shall not store or maintain any equipment, boxes or other containers in the hallways or other common areas inside or outside the Building. Lessor shall have the right to remove any such equipment, boxes or containers after one (1) hour's notice to Lessee and to store such equipment or dispose of it in any manner deemed appropriate by Lessor. In such event, Lessee shall pay to Lessor all expenses incurred by Lessor for such storage or other disposition, which expenses shall be deemed to constitute additional Rent hereunder.

24. LESSOR'S LIEN.

In addition to the statutory Lessor's Lien, Lessor shall have, at all times, a valid security interest to secure payment of all Rent and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, files, improvements and other personal property of Lessee presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in Rent as well as any and all other sums of money then due to Lessor hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Lessee. In consideration of this Lease, upon the occurrence of an Event of Default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 38 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 28. Any surplus shall be paid to Lessee or as otherwise required by law and Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida. The statutory lien for Rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

25. LESSOR'S LIMITED LIABILITY.

Lessee agrees that no judgment arising from any default of Lessor's agreements under the terms of this Lease or by reason of any willful or negligent act of Lessor, his employees or agents, shall attach against any property of Lessor other than the Building and the lands upon which they are located, and in no event shall any such judgment constitute a lien upon any other lands or properties owned by Lessor wheresoever located. Neither shall any such judgment attach or constitute a lien against any property of any principal of the Lessor, or any property of such principal's family, devisees or heirs.

Lessor shall not be liable or responsible for any loss or damage to any property or death or injury to any person, or any business or personal loss or damage to any party, occasioned by theft, fire or false fire alarm, smoke, hurricane, act of God, public enemy, injunction, riot, strike, insurrection, bombing or threat thereof, war, court order, requisition of other governmental body or authority, by any tenants of, or persons within, the Building, or of any other matter beyond control of Lessor, or for any injury of damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Lessor's negligence. Lessor will not be responsible for money, jewelry, or personal property of any kind lost or stolen in the Premises or Building, nor for damage to Lessee's property caused by roof leaks or bursting and leaking pipes in the Premises or the Building. Lessor shall not be responsible for loss or damage occurring on or about the parking area to automobiles, vehicles, or accessories, or the contents therein caused by fire, theft, collision, water, windstorm or any other causes whatsoever, nor shall Lessor be responsible for any personal injury, death, disablement or property damage sustained by any person arising from the use or entry upon the parking area. All property of Lessee kept or stored in the Premises shall be so kept or stored therein at the risk of Lessee only and Lessor shall have no liability therefor. It is expressly agreed that Lessor shall not be liable in any manner for any interruption, diminution or cessation for any period of time, of any electrical water, sewage or other utility service to the Premises or the Building, including any damages, consequential or otherwise, that Lessee may incur therefrom. Lessor shall in no respect be liable for damage to any electrical equipment, including computer or word and data processing equipment and any software, memory, or other components therefor, by reason of any interruption or diminution in electrical current or air conditioning to the Premises. Lessor shall not be liable for any latent defect in the Premises or the Building of which they form a part.

26. MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSEE.

Except to the extent that Lessor is specifically responsible therefor under this Lease, Lessee shall maintain the Premises and all improvements therein in good order and condition. Lessee agrees to prevent waste to and to take good care of the Premises throughout the term of this Lease. Lessee's duty of repair shall extend to and include windows, doors, glass surfaces, carpeting, and draperies appurtenant to the Premises. Lessee, at Lessee's sole cost and expense, shall make when needed, all repairs and alterations to the Premises, the Building, and the land whenever damage or injury to the same shall have resulted from any willful or negligent act or omission by Lessee, its servants, employees, agents, visitors, invitees, customers, or licensees. If Lessee neglects or refuses promptly to make any repairs or maintenance required by this paragraph, Lessor may perform the same on Lessee's behalf, and Lessee shall reimburse Lessor for all costs and, as additional Rent, all expense incurred upon payable by Lessee to Lessor upon demand. Upon termination of this Lease in any manner, Lessee shall peaceably and quietly leave, surrender, and yield up unto Lessor the Premises broom-clean and in as good order and repair as existed upon the commencement of the term of the Lease, and shall surrender all keys to the Premises and the Building to Lessor.

27. MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSOR.

Lessor will, as items of Operating Expense, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide the services, unless any damage is caused by acts or omissions of Lessee, its agents, customers, employees, or invitees, in which event Lessee will bear the cost of such repairs, Lessee will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Lessor as provided above. Upon termination of this Lease, Lessee will surrender and deliver up the Premises to Lessor in the same condition in which it existed at the commencement of the Lease, excepting only ordinary wear and tear. Except as otherwise provided in this Section, the Lessor agrees to keep in good order, condition and repair the foundations, exterior walls, air

conditioning equipment, and the roof of the Building, except for reasonable use and wear and any damage thereof caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors. In the event of damage to the air conditioning equipment, foundations, exterior walls and/or roof of the Premises caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors, such damage shall be repaired at the sole cost and expense of the Lessee. The Lessor shall not be responsible to make any other improvements or repairs of any kind upon the Premises.

28. CONSTRUCTION LIENS RECORDING.

The interest of Lessor in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed in the Premises by or on behalf of Lessee. Lessee shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Lessor (or the interest of any ground lessor) in the Premises or in the Building and all mechanics, materialmen, contractors, artisans, and other parties contracting with Lessee or its representatives or privies as to the Premises or any part of the Premises are charged with notice that they must look to the Lessee to secure payment of any bill for work done or material furnished or for any other purpose during the Lease term. These provisions are made with express reference to Section 713.10, Florida Statutes. Lessor and Lessee acknowledge and agree that there is no requirement under this Lease that Lessee make any alterations or improvements to the Premises and no improvements to be made by Lessee to the Premises constitute the "pith of the lease" as provided in applicable Florida law. Lessee shall notify every contractor making improvements to the Premises that the interest of the Lessor in the Premises shall not be subject to liens for improvements to or other work performed in the Premises by or on behalf of Lessee. In the event that a construction claim of lien is filed against the Property in connection with any work performed by or on behalf of the Lessee, the Lessee shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that the Lessee fails to satisfy or transfer such claim within said ten (10) day period, the Lessor may do so and thereafter charge the Lessee, as additional rent all costs incurred by the Lessor in connection with the satisfaction or transfer of such claim, including attorneys' fees. Further, the Lessee agrees to indemnify, defend and save the Lessor harmless from and against any damage or loss incurred by the Lessor as a result of any such claim or lien.

If so requested by the Lessor, the Lessee shall execute a short form or memorandum of this Lease, which may, in the Lessor's discretion be recorded in the Public Records for the purpose or protecting the Lessor's estate from construction claims of lien, as provided in Florida Statutes, Chapter 713.10. No other memorandum of this Lease, nor this Lease itself shall be recordable in the public records of any county within the State of Florida without Lessor's written consent and joinder, which may be arbitrarily withheld by Lessor in its sole discretion. In the event such short form of Memorandum of Lease is executed, the Lessee shall simultaneously execute and deliver to the Lessor an instrument terminating the Lessee's interest in the real property upon which the Premises are located, which instrument may be recorded by the Lessor at the expiration of the term of this Lease, or such earlier termination hereof. The Security Deposit paid by the Lessee may be used by the Lessor for the satisfaction or transfer of any claim of lien, as provided in this Section. This Section shall survive the termination of this Lease.

29. ACCESS TO PREMISES.

Lessor or Lessor's agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Lessor may deem necessary and reasonably desirable to the Premises or to any other portion of the Building, or which Lessor may elect to perform following Lessee's failure to make repairs or perform any work which Lessee is obligated to perform under this Lease, or for the purpose of complying with laws, regulations, and other directions of governmental authorities. Lessee shall permit Lessor to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein. Lessor may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Lessee be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Lessor shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term, for the purpose of showing the same to prospective tenants. If Lessee is not present to open and permit an entry into the Premises, Lessor or

Lessor's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Lessee's property and such entry shall not render Lessor or its agents liable therefor, nor in any event shall the obligations of Lessee hereunder be affected.

If during the last month of the term Lessee shall have removed all or substantially all Lessee's property therefrom, Lessor may immediately enter, alter, renovate or redecorate the Premises without reduction or abatement of rent, or incurring liability to Lessee for any compensation and such act shall have no effect on this Lease or Lessee's obligations hereunder. Lessor shall have the right at any time, without the same constituting an eviction and without incurring liability to Lessee therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building may be known.

30. DEFAULT OF LESSEE.

A. Events of Default. The occurrence of any one or more of the events set forth below in (1) to (8), inclusive (any of which is referred to hereinafter as an "Event of Default"), is a default by Lessee under this Lease for which the Lessor shall have any and all rights and remedies set forth in paragraph 30.B, hereof.

1) In the event Lessee should fail to pay anyone or more of said monthly installments of Base Rent, as adjusted from time to time, Lessee's share of the Operating Expenses, as adjusted from time to time, sales tax due on the amount of any Rent, any prorations due under this Lease or any other sums required to be paid hereunder as additional Rent, as and when the same becomes due.

2) In the event Lessee shall cease to fully conduct its business as specified herein for a period of ten (10) business days as determined by Lessor.

3) In the event a petition of bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings) be filed by or against the Lessee and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Lessee is adjudged a bankrupt.

4) In the event an assignment for the benefit or creditors is made by Lessee.

5) In the event of an appointment by any court of a receiver or other court officer of Lessee's property and such receivership is not dismissed within thirty (30) days from such appointment.

6) In the event Lessee, before the expiration of the term of this Lease, and without the written consent of the Lessor, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Premises for the purposes herein contained.

7) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Lessee brought on the Premises, or upon the interest of Lessee in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy.

8) In the event Lessee violates any other term, condition or covenant herein on the part of Lessee to be performed, and fails to commence and proceed with diligence and dispatch to remedy the same within ten (10) days after written notice thereof is given by Lessor to Lessee.

B. Remedies of Lessor.

1) If any Event of Default occurs, the Lessor shall have the right, at the option of Lessor, to terminate this Lease upon three (3) days written notice to Lessee, and to thereupon re-enter and take possession of the Premises in accordance with Florida law. If any Event of Default occurs, Lessor shall have the right, at its option, from time to time, without terminating the Lease, to re-enter and re-let the Premises, or any part thereof, in accordance with Florida law, as the agent and for the account of Lessee upon such terms and

conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, necessary renovation and alterations to the Premises, reasonable attorneys' fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due to the Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Lessor's option, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefor as such monthly deficiency shall arise, or (ii) at Lessor's option, the entire deficiency, which Is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable to Lessor. Nothing herein, however, shall be construed to require Lessor to re-enter or re-let the Premises or any portion thereof in any event. The Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of said Premises in excess of the rent provided in this Lease.

2) If any Event of Default occurs, the Lessor shall have the right, at its option, to declare all rent (or any portion thereof) for the entire remaining term, and other indebtedness owing by Lessee to Lessor, if any, immediately due and payable without regard to whether possession of the Premises shall have been surrendered to or taken by Lessor, and may commence action immediately thereupon and obtain a judgment therefor.

3) If any Event of Default occurs, the Lessor, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Lessee's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Lessee and the Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Lessee hereby waives any and all claims against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

4) No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Lessee without hindrance, and Lessor shall not be liable for damages for any such re-entry, or guilty of trespass or forcible entry.

5) In the event of a breach or threatened breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease, or otherwise.

6) If any Event of Default occurs, the Lessor shall have the right to apply and/or retain all or any portion of the Deposit paid by Lessee hereunder against any all loss, cost, expenses or damage sustained or incurred by Lessor as a result thereof, as specified in Section 9 of this Lease.

7) Notwithstanding any other provision hereof, Lessee shall indemnify, reimburse and hold harmless the Lessor from any and all costs, expenses, charges and fees, including without limitation reasonable attorneys' fees, incurred or expended by Lessor as a result of the default by Lessee of any term, condition, or covenant of this Lease or any rule or regulation promulgated pursuant hereto; or as a result of Lessor's defense of any right or lien held by Lessor under this Lease or provided by law, whether or not suit shall actually be brought. All costs, expenses, charges and fees shall be deemed Additional Rent and shall be payable by Lessee upon demand of Lessor. All sums, Rent and Additional Rent payable under this Lease, including without limitation the sums due under this Section, shall bear interest from the date payment is due, and whether before or after judgment, at a rate of interest equal to 18% per annum notwithstanding any lower rate of interest specified in Florida Statutes, Chapter 55.03, or any other Chapter of the Florida Statutes.

31. BANKRUPTCY.

A. If, at any time prior to the date fixed as the commencement of the term of this Lease, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or part of Lessee's property is filed in any court by Lessee, or is filed against Lessee, and if filed against Lessee, the same is not vacated within thirty (30) days thereafter, or if Lessee makes an assignment for the benefit of creditors, then, and in any such event, this Lease shall be deemed to be in default by Lessee and shall, at the election of the Lessor, be terminated and canceled and neither Lessee nor any other person claiming through Lessee shall be entitled to possession of the Premises.

B. If the Lessee shall become insolvent or if bankruptcy proceedings are brought against the Lessee before the end of the term of this Lease, the Lessor is hereby irrevocably authorized at its option to cancel this Lease. The Lessor may elect to accept rent from a receiver, trustee or other judicial officer, during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this Lease. No receiver, trustee or other judicial officer shall ever have any right, title or interest in the Premises.

32. QUIET ENJOYMENT.

Lessee hereby covenants and agrees to pay all Rent reserved hereunder at the times and in the manner herein provided, and to fully and faithfully comply, perform, and abide by each and every term, stipulation, and agreement herein contained, and upon the said faithful compliance, Lessee shall have peaceable and undisturbed possession of the Premises during the term aforesaid without hindrance from any person lawfully claiming, under the Lessor.

33. NAME OF BUILDING.

Lessor shall have the right, after thirty (30) days notice to Lessee to change the name, number or designation of the Building, during the term without liability to Lessor.

34. RELOCATION.

Lessor may relocate Lessee and substitute for the Premises other space (which would then become "the Premises" for the purposes of this Lease) in the Building. Lessor shall pay the reasonable moving costs of such relocation, but shall not be responsible for any other costs, damages or injuries of any nature whatsoever. Lessee's new space shall be substantially comparable to the Premises hereby leased, and the Rent therefor shall be adjusted based upon the square footage contained in the new premises; based on the rent per square foot then currently being paid by Lessee provided, however, that in no event shall the Rent for the new premises exceed 110% of the Rent for the original Premises described herein.

35. FINANCIAL STATEMENTS.

From time to time, at Lessor's request, Lessee shall cause the following financial information to be delivered to Lessor, at Lessee's sole cost and expense, upon not less than ten (10) days' advance written notice from Lessor: (a) a current financial statement for Lessee, (b) a current financial statement for any guarantor(s) of this Lease, and (c) such other financial information pertaining to Lessee or any guarantor as Lessor or any lender or purchaser of Lessor may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is normal practice of Lessee, shall be audited by an independent certified public accountant. Lessee hereby authorizes Lessor, from time to time, without notice to Lessee, to obtain a credit report or credit history on Lessee from any credit reporting company.

36. SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES.

In consideration of the execution of this Lease by Lessor, Lessee accepts this Lease subject and subordinate to any master leases, security interest or mortgage which might now or hereafter constitute a lien upon the Building or Improvements therein or on the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Property. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, Lessee shall, nevertheless, for the purposes of confirmation, at any time hereafter, on demand, in the form(s) prescribed by Lessor, execute any instruments, certificates, releases or other documents that may be requested or required by any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such master lease, security interest, mortgage, or superior interest. Lessee hereby appoints Lessor attorney in fact, irrevocably to execute and deliver any such instrument or document for Lessee should Lessee fail or refuse to do so.

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Lessor covering the Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, Lessee shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Lessor under this Lease.

Lessee agrees to furnish within ten (10) business days following Lessor's request, a certificate signed by Lessee to the effect that this Lease is then presently in full force and effect and unmodified (or has been modified and is as set forth in the certificate); that the term of this Lease has commenced and the full rental is then accruing hereunder; the amount of Base Rent, adjusted as called for herein, currently being paid by the Lessee; that Lessee has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Lessor have been completed to the satisfaction of Lessee; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in this Lease (or has been changed by notice duly given and is set forth in the certificate); that Lessee, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Lessee, Lessor is not then in default under this Lease. The certificate shall also contain such other and further information as may be requested by Lessor. The failure by Lessee to execute and deliver as provided hereinabove shall be a material default under this Lease.

37. ATTORNEYS' FEES EXPENSES AND INTEREST.

If Lessee shall default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under or by virtue of any of the terms or provisions in any Section of this Lease, then, unless, otherwise provided elsewhere in this Lease, Lessor may immediately or at any time thereafter and without notice perform the obligations of Lessee thereunder, and if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor within five (5) days of rendition of any bill or statement to Lessee therefor, and Lessor may immediately apply and retain Lessee's Deposit or any portion thereof against same. If Lessee's Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Lessor as damages.

38. NOTICES.

A. Any notice by Lessee or Lessor must be served by prepaid certified mail, return receipt requested, personal delivery, or by nationally recognized overnight carrier. Notice to Lessor shall be given to the following address or at such other address as Lessor may designate by written notice:

JP Morgan Asset Management – Real Estate
245 Park Ave., 2nd floor
Mail Code NY1-Q220
New York, NY 10167
Attn: Joseph Dobronyi, Jr., Vice President

with copies to:

NAI Merin Hunter Codman, Inc.
1601 Forum Place, Suite 200
West Palm Beach, Florida 33401
Attention: Jay M. Grossman

B. After commencement of the term hereof, any notice by Lessor to Lessee shall be addressed to Lessee at the Premises with a copy to:

VOIS Inc.
951 Yamato Road, Suite 201
Boca Raton, Fl 33431
Attn: Craig Agranoff

C. Prior to the commencement of the term hereof, such notice may be given by Lessor to Lessee at the following address:

VOIS Inc.
2200 Corporate Blvd, Suite 306
Boca Raton, Fl 33431
Attn: Craig Agranoff

D. All notices given hereunder shall be in writing, and shall be effective and deemed to have been given only upon receipt by the party to which notice is being given, said receipt being deemed to have occurred upon hand delivery or posting, or upon such date as the postal authorities or delivery service shall show the notice to have been delivered, refused, or undeliverable, as evidenced by the return receipt. Notwithstanding any other provision hereof, Lessor shall also have the right to give notice to Lessee in any other manner provided by law.

39. SUCCESSORS AND ASSIGNS.

The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

40. TIME OF ESSENCE.

Time shall be of the essence with regard to the payment of all Rent and Additional Rent, and the performance of each and every of the terms, conditions and covenants set forth herein on the part of the Lessee to be performed.

41. TENANCY AT SUFFERANCE.

If, without Lessor's written consent, Lessee remains in possession of the Premises after the expiration or other termination of the term of this Lease, Lessee shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two (2) times the last Base Rent, plus Lessee's share of Operating

Expenses, sales tax and any applicable additional Rent, which tenancy shall be terminable by Lessor at any time by notice of termination to Lessee, and by Lessee on the last day of any calendar month by at least thirty (30) days advance notice to Lessor.

42. BROKERAGE COMMISSIONS.

Lessee has not dealt with any real estate brokers other than Merin Hunter Codman, Inc. Lessor shall be responsible for all commissions earned as a result of this Lease payable to Merin Hunter Codman, Inc., other than as stated in the preceding sentence. Lessee warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease, and agrees to indemnify, defend and save lessor harmless from any liability that may arise from such claim, including reasonable attorneys' fees.

43. TITLES.

The titles to the Sections of this Lease have been inserted only for the convenience of the Lessor and Lessee in referring to the provisions hereof, and are not a part of the terms, conditions and covenants. Each Section will be construed according to its text without reference to the title.

44. SEPARABILITY.

If any clause of provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

45. COUNTERPARTS.

This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one Lease.

46. APPLICABLE LAW.

This Lease shall be given effect and construed by application of the law of Florida, and any action or proceeding arising hereunder shall be brought in the courts of Palm Beach County, Florida; provided that if any such action or proceeding arises under the constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties hereto, so that it may be brought in the United States District Court, it may be brought in the United States District Court for the Southern District of Florida.

47. WAIVER OF TRIAL BY JURY.

It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other except for personal injury or property damage, on any matters whatever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Lessor commences any primary proceeding for possession of the Premises, Lessee will not file any counterclaim of whatever nature or description in any such proceeding.

48. INTEGRATION, MODIFICATION, AND WAIVER.

This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed, or terminated, in whole or in part, orally, or in any other manner other than by an agreement in writing, signed by all parties hereto or their respective successors in interest. The receipt of Rent by Lessor with knowledge of any breach of this Lease by Lessee, or of any default on the part of the Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No waiver of any default on the part of Lessee nor any extension of time by Lessor to Lessee for any

purpose whatsoever shall be held or deemed to be a waiver of any of the terms of this Lease or any default thereafter occurring, and no termination of this Lease in any manner shall affect the rights of the parties against each other as of the time of such termination. If Lessee makes any payment of any amount less than that due hereunder, Lessor, without notice may accept the same as a payment on account; the Lessor shall not be bound by any notation or any check involving such payment nor any statement in any letter accompanying such payment. No failure on the part of Lessor to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by the Lessor, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of Lessor to enforce the same in the event of subsequent breach or default. The receipt by Lessor of any Rent or other sum of money or any other consideration hereunder paid by Lessee after the termination of the Lease, in any manner, of the term herein demised or after the giving by Lessor of any notice hereunder to effectuate such termination, shall not reinstate, continue, or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Lessor. Neither the acceptance of keys nor any other act or thing done by Lessor, its agents or employees, during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Lessor accepting or agreeing to accept such a surrender. Any right herein granted to the Lessor to terminate this Lease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension for renewal of the term herein demised, and any right on the part of the Lessee thereto. No act or conduct of any nature or character on the part of Lessor, its agents or employees, other than an agreement in writing signed by the Lessor, shall be construed as a waiver of the provision of this paragraph irrespective of any circumstances existing at the time of such act or conduct. Regardless of any other understanding this Lease is not to be considered effective until fully executed by both Lessor and Lessee. The words "including" and "include" and similar words will not be construed restrictively to limit or exclude other items not listed.

49. RADON GAS.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

50. MOLD.

Mold is a naturally occurring substance. Mold is found both indoors and outdoors. The presence of mold may cause property damage or health problems. Lessor shall not be liable for any loss, damage or personal injury suffered by Lessee, or any of the Lessee's officers, directors, employees, or invitees, due to the presence of mold in or around the Building. Lessee acknowledges that it shall be Lessee's responsibility to undertake necessary measures to retard and prevent mold from accumulating within the Premises, including, but not limited to, the following: (i) maintaining appropriate climate control within the Premises; (ii) maintaining the cleanliness of the Premises; (iii) removing visible moisture accumulations on windows, window sills, walls, floors, ceilings and other surfaces as soon as reasonably possible; and (iv) not blocking or covering any heating, ventilating or air conditioning ducts within the Premises. Lessee shall report immediately in writing to Lessor any evidence of mold or of a water leak or excessive moisture within the Premises, or the Building, of which Lessee becomes aware. Should Lessee desire a mold inspection or additional information about mold, Lessee should contact a professional in this field.

51. ERISA LEASE REPRESENTATION.

A. Lessee acknowledges that it has been advised that an affiliate of Lessor is a collective investment fund (the "FUND") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and /or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan"), and with respect to which JPMorgan Chase Bank, N.A. ("JPMCB") is the Trustee and that, as a result, Lessor may be prohibited by law from engaging in certain transactions.

B. Lessor hereby represents and warrants to Lessee that, as of the date hereof, the only Plans whose assets are invested in the FUND which, together with the interest of any other Plans maintained by the same employer or employee organization, represent a collective interest in the FUND in excess of 10% of the total interest in the FUND (each, a "10% Plan") are referenced on Addendum "J" (collectively, the "Existing 10% Plan").

C. Lessee represents and warrants that as of the date hereof, and at all times while it is a Lessee under this Lease, one of the following statements is, and will continue to be, true: (1) Lessee is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code) (each a "Party of Interest") with respect to the Existing 10% Plan or (2) if Lessee is a Party of Interest, that:

> 1) neither Lessee nor its "affiliate" (as defined in Section V(c) of PTCE 84-14, "Affiliate") has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the Existing 10% Plan with respect to which Lessee or its Affiliate is a Party of Interest; or (ii) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and
>
> 2) neither Lessee nor any entity controlling or controlled by Lessee owns a 5% or more interest (within the meaning of PTCE 84-14, "5% Interest") in J.P. Morgan Chase & Co.

D. In the event that Lessor or the FUND notifies Lessee in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Lessee will, within ten (10) days of such notification, inform the FUND in writing as to whether it can make the same representation which it made in Subsection 51.C of this Section with respect to such a prospective 10% Plan. Thereafter, if based on such representations made by Lessee such Plan becomes a 10% Plan, Lessee represents and warrants that, at all times during the period Lessee is a tenant under the Lease, one of the statements set forth in Subsection 51.C will be true with respect to such 10% Plan.

END OF DOCUMENT
ADDENDA ON FOLLOWING PAGES

ADDENDUM "A"

FLOOR PLAN


951 Yamato Road
Boca Raton, Florida 33431
Second Floor
WEST WING
NORTH WING
SOUTH WING
*Not to scale. Subject to error.
951 YAMATO
Tenant's Space
NAI Merin Hunter Codman, Inc.
Commercial Real Estate Services, Worldwide

ADDENDUM "B"

LESSOR'S WORK

951 Yamato Road
2nd Floor

None.

Lessor shall deliver the Premises "AS-IS" at the time of Lease execution.

ADDENDUM "C"

BUILDING RULES AND REGULATIONS

Lessee and his employees, agents, licensees and invitees shall faithfully observe and comply with the following Rules and Regulations and all reasonable modifications of any additions thereto from time to time put into effect by Lessor. Lessor shall not be responsible to Lessee for the nonperformance of any said Rules and Regulations by any other Lessee or occupant of the Building.

Alterations. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct. No Lessee shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

Advertising. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Lessor. Lessee shall refrain from or discontinue such advertising. Without limiting the foregoing, no advertising or notices shall be permitted in the windows or common areas of the building.

Bicycles, Animals. Lessee shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Lessor for such purposes.

Dangerous or Immoral Activities. Lessee shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for any immoral use.

Deliveries. Lessee shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage to the Building caused by any person making such deliveries.

Foods and Beverages. Only persons approved from time to time by Lessor may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Lessor's prior written consent and in accordance with arrangements approved by Lessor, Lessee shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

Fire Alarms. There is a Two Hundred Fifty and 00/100 Dollar ($250.00) fee for false fire alarms caused by the Lessee or the fee assessed by the Palm Beach County Fire Department, whichever is greater.

Furniture and Equipment. Lessee shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and by movers or a moving company approved by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused thereby.

Heavy Articles. Lessee shall not place in or move about the Premises without Lessor's prior written consent any safe or other heavy article which in Lessor's reasonable opinion may damage the Building, and Lessor may designate the location of any heavy articles in the Premises.

Loading, Unloading and Moving.

1. The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means and through such elevators, entrances, halls and corridors as are designed by Lessor.

2. Lessor accepts no liability and is hereby relieved and released by Lessee in respect of this operation of delivery facilities for the Building, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling or dispatch, or any error, negligence or delay therein.

3. Lessor may from time to time make and amend regulations for the orderly and efficient operation of the delivery facilities for the Building, and may require the payment of reasonable and equitable charges for delivery services and demurrage provided by Lessor.

4. No furniture may be moved in or out of the Building without prior consent of Lessor. Arrangements for moving must be made with Lessor's office and must be supervised by Lessor's representative. Lessee agrees to pay for any and all damages to any part of the Building or Premises because of such moving, by either Lessee, his agents or movers. No moving shall be permitted except between the hours of 8:00 a.m. and 5:00 p.m., Monday through Friday. Charges will be made for any material and office building personnel who are needed to assist in the Lessee's move.

Obstructions. Lessee shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or in use such locations for any purpose except access to and exit from the Premises without Lessor's prior written consent. Lessor may remove at Lessee's expense any such obstructions or thing (unauthorized by Lessor) without notice or obligation to Lessee. Additionally, Lessee shall not permit its employees, agents, invitees or customers to loiter, sleep, assemble or congregate within any common areas or grounds of the Building, nor shall Lessee conduct any lottery whether within the Premises, common areas, or otherwise.

Odors. Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or in any unusual or other objectionable odors to permeate in or emanate from the Premises.

Parking. Lessee shall insure that its employees, customers, clients, guests, invitees and licensees comply with the following parking regulations and acknowledges that such regulations shall be strictly enforced by Lessor:

A. Lessee shall only park in Lessor-designated parking areas.

B. Lessor reserves the right to control the method, manner and time of parking in all parking spaces.

C. In the event of any violation of the parking regulations, Lessor shall have the right to post a notice of violation on the offending vehicle and to tow the offending vehicle (regardless of whether the vehicle is owned by a Lessee or any other party, including any employee, customer, client, invitee or licensee of a Lessee) and to charge the expense thereof to the applicable Lessee as additional Rent or terminate the Lessee's license to park on the Real Property. In the event of continued violations of these regulations, and after notice to the Lessee, the Lessor may assess a charge of Twenty and 00/100 Dollars ($20.00) against the Lessee for each violation, which shall be payable as additional Rent.

Proper Conduct. Lessee shall not conduct itself in any manner which is inconsistent with the character of the Building as a first-quality building or which will impair the comfort and convenience of other Lessees in the Building. Lessee shall be responsible for the conduct of its employees, customers, clients, licensees, invitees and servants.

Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

Refuse. Lessee shall place all refuse in proper receptacles provided by Lessee at its expense in the Premises, or in receptacles (if any) provided by Lessor for the Building, and shall keep sidewalks and driveways outside the building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

Repair, Maintenance, Alterations and Improvements. Lessee shall carry out Lessee's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Lessor and in a manner which will not interfere with the rights of other Lessees in the Building.

Signs. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of the Lessee may appear on the entrance door of the Premises.

In the event of the violation of the foregoing by any Lessee, Lessor may remove it without any liability and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of size, color and style acceptable to Lessor.

Smoking. Smoking is not permitted in any non-designated smoking area of the Building. Smoking is expressly prohibited at the front entrance of the Building.

Solicitations. Lessor reserves the right to prohibit canvassing, soliciting or peddling in the Building but shall not be in any manner liable for any such acts within or about the Building.

Water Fixtures. Lessee shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Lessee shall be paid by Lessee.

Windows. The Lessee acknowledges the importance of the exterior glass to the architectural integrity of the Building, and agrees to observe Lessor's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Lessee shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Lessor's prior consent. Lessor shall have the right to approve the color, design and all materials of window treatments. Further, no window treatments which may be installed by Lessor shall be removed or altered by Lessee. All window blinds facing the interior of the Building must remain down at all times.

Wall Covering. No vinyl wall covering shall be installed on the exterior walls.

Public Access. Lessor reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Lessor's sole judgment will be in the best interest of the Building and its Lessees.

Wires. No wires of any kind or type (including, but not limited to, TV and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Lessor's prior written consent.

ADDENDUM "D"

TENANT IMPROVEMENT RULES AND REGULATION

1. If requested by Lessor, Lessee, at its expense, will provide and furnish to Landlord payment and performance bonds or other similar assurances in amounts equal to 150% of the costs and expenses of the work to be performed by the Lessee.

2. Lessee, at its expense, will promptly repair or replace, or at Lessor's election reimburse Lessor for the cost of repairing or replacing, property of Lessor that may be damaged, lost or destroyed in the performance of the work or as a result thereof.

3. Lessor will have no responsibility for or in connection with the work; Lessee, at its expense, will remedy and be responsible for all defects in the work, whether appearing during its progress or after completion and whether the same affect the Premises in particular or any of the Building in general.

4. If performance of the work requires that additional services or facilities be provided and Lessor agrees to provide them, on request Lessee will pay to Lessor a reasonable charge for the same.

5. In performing the work, Lessee and its employees, agents and contractors will not interfere with any work being done by the Lessor or others.

6. Lessee's Work is to be performed on weekdays, Monday through Friday; work to be performed at other times will be performed only after obtaining Lessor's written consent and will be done only when a representative of Lessor is present.

7. Contractors and their personnel, workmen and agents are to use the freight elevator only (in any); or, if no freight elevator exists, only the rear entrance of the Premises.

8. Demolition of partitions and removal of rubbish will be done during hours first approved by Lessor in writing. All such materials are to be taken from the Premises through the delivery entrance of the Building, by the freight elevator only (if any); or, if not freight elevator exists, only through the rear entrance of the Premises.

9. Electrical and power panel balancing will be maintained by and at the expense of Lessee during the entire period of Lessee work.

10. Core drilling and concrete cutting will be performed during hours first approved by Lessor in writing.

11. Workmen performing work in or entering adjacent lessee area (if permitted) are to be accompanied by a representative of Lessor.

12. If a shutdown of plumbing, electrical, air conditioning and/or other equipment becomes necessary in connection with Lessee's Work, Lessee will notify Lessor and Lessor will determine when such shutdown may be made, and at Lessor's election any such shutdown will be done only when a representative of Lessor is present.

13. Lessee and its contractors will not demolish or remove any of the Building's structure.

14. Lessee will provide for and pay all costs and expenses of cleaning the work area and any cleanup required in adjacent areas as a result of Lessee's Work.

15. Any unduly loud noise complained of by other lessees will be immediately diminished to Lessor's reasonable satisfaction or the work will cease until the noise is so diminished.

16. Lessor will not be responsible for maintenance or balancing of any air conditioning system or maintenance of electrical or plumbing items installed in connection with the Lessee's work, nor for maintenance of lighting fixtures, partitions, doors, hardware or any other installations. Any hardware, lighting fixtures or air conditioning installations now installed in the Premises which Lessee may remove and not reinstall, will, if to be stored in the Building or elsewhere in the Center, be stored by Lessee where directed by the Landlord.

17. Roof openings (including, supporting structures, angles, curbs, flashing, ducts, vents and grills) are subject to Lessor's prior written consent in each instance, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Lessor may refuse to give its consent to any roof opening that in Lessor's judgment exceeds the capability of the structural system. Any roof openings consented to by Lessor must be made only by such duly licensed roofing contractor as Lessor may designate or approve in writing, which approval will not be unreasonably withheld.

18. Lessee and its contractors will follow all rules and regulations of the building during construction as outlined in this Addendum.

19. Lessor reserves the right to revoke its consent to perform any work on written notice to the Lessee in the event of a breach of any of the terms or conditions of this Lease, including these rules and regulations.

20. Nothing herein (a) requires compliance by Lessor or its contractors with any of the foregoing, or (b) constitutes Lessee as Lessor's agent (Lessee to do any work herein as principal), or a waiver by Lessor of any of the terms or provisions of this Lease.

21. Lessee must provide the following before commencing any work in their suites:

(a) Two (2) copies of general contractor's or Lessee's subcontractor, as may apply, liability insurance naming Merin Hunter Codman, Inc. and the Lessor as additional insured.

(b) Two (2) copies of approved building permit. Permit to include sufficient information to describe the work and designate the name and suite number of tenant or if the work is extensive provide copies of plans and specifications as approved by the Building Department with the permit. (Building Management reserves the right to review and approve additional items and comments that may be required by the Building Department before commencement of the work.)

22. Upon completion of the work Lessee shall provide to the Lessor

(a) Two (2) copies each of final inspection report indicating that the work has been completed in accordance with the permit issued by the Building Department.

(b) Two (2) copies each of "as-built" drawings indication the alterations and relocating of existing construction (mechanical, electrical, etc...) if applicable.

(c) Two (2) copies each of "Final Releases" in accordance with the Florida Lien Laws from contractors and suppliers associated with the work. Including the general contractor's.

(d) Two (2) copies each of permit plans including approved fire sprinkler drawings

(e) Two (2) copies of all equipment operating and maintenance manuals.

(f) Two (2) copies of general contractor's one (1) year warranty on labor and materials for the improvement.

(g) Two (2) copies of all other manufacturer guarantees/warranties on the improvements. Manufacturer's guarantees/warranties shall name Landlord as beneficiary where Landlord is or shall become responsible for the repair and maintenance of the installation.

23. Parking is prohibited in front of the main entrance to the Building at anytime.

24. Entry to the Building for construction personnel and delivery is restricted to the side entrance only.

25. First floor stairway doors are to remain closed at all times.

26. All corridor and lobby finishes require protection during construction.

27. All entry doors to the Building must be kept closed.

28. Doors or openings to suites must be closed or fitted with protective sealing devises to keep dust from the corridors and surrounding Lessees.

29. Protect filters at air handler units at work floor with temporary dust barrier.

30. The Building is a smoke-free environment and smoking is not permitted on the Premises.

31. Use designated smoking area at side entrance.

32. One of the elevators will be designated for material deliveries (Management will select).

33. Elevator finishes must be protected at all times.

34. Construction personnel may use toilet facilities on the work floor only. All other toilet facilities are off limits to construction personnel.

35. Radios are not permitted. Keep noise to a minimum at all times.

36. Lunches and breaks can be taken in the space under construction. Lunch trash is prohibited from being left in the Building over night.

37. Locate construction dumpsters at the loading space by the side entrance.

38. Contractor is responsible for protecting paved area.

39. Use of Building trash containers is prohibited.

40. Please refer to instructions in Fire Pump room for refilling system and testing fire sprinkler system.

41. There is a Two Hundred Fifty and 00/100 Dollar ($250.00) penalty for "false alarms".

42. Lessee shall not install any vinyl wall coverings on exterior walls.

ADDENDUM "E"

GUARANTY AGREEMENT

INTENTIONALLY OMITTED

ADDENDUM "F"

BASE RENT SCHEDULE

Notwithstanding anything contained in the Lease to the contrary, Lessee shall pay Lessor the following Base Rent as per the terms noted in Paragraph C of the Lease:

TERM	RATE	ANNUAL BASE RENT	MONTHLY BASE RENT
1	$0.00*	$0.00*	$0.00*
2 - 12	$20.00	$44,660.00	$4,060.00
13 - 24	$20.80	$50,668.80	$4,222.40
25 - 36	$21.63	$52,690.68	$4,390.89
37	$22.50	$4,567.50	$4,567.50

In addition to the above noted Base Rent, Lessee shall pay all applicable sales taxes.
*Base Rent shall be abated.

ADDENDUM "G"

SPECIAL CLAUSES

1. <u>Cap on Operating Expenses</u>

Beginning in calendar year 2009 and notwithstanding anything contained in this Lease to the contrary, for purposes of computing Lessee's Proration Percentage of Operating Expenses, Controllable Costs (as defined in this paragraph) for any calendar year shall not exceed the Cap Amount (as defined in this paragraph) for calendar years. The "Cap Amount" for any given calendar year during the Lease term shall be an amount determined by increasing the Controllable Costs for the calendar year in which the Commencement Date occurs by 10% per annum on a cumulative and compounding basis. "Controllable Costs" shall mean all Operating Expenses other than Operating Expenses which are not within Landlord's control, such as, but not limited to, the following: Real Estate Taxes and related costs, insurance-related costs, premiums, and deductibles, security costs, utility and waste collection-related costs, non-reimbursed non-capital hurricane, storm, or other natural disaster-related expenses incurred for security, emergency, repair, and clean-up], and the amortized costs of capital improvements (or, if the item in question is leased rather than purchased, the rental costs incurred) if the capital improvements are required to comply with changes in existing laws in effect on the Commencement Date or new laws not in effect on the Commencement Date of this Lease or are otherwise required on an emergency basis. In addition, the Cap Amount shall exclude increases in Controllable Costs resulting from any increases in minimum hourly wage rates in effect as of the Date of this Lease. In no event shall this cap apply to Operating Expenses other than Controllable Costs.

ADDENDUM "H"

HAZARDOUS WASTE DISPOSAL

For purposes of this Lease, "Hazardous Materials" shall mean any material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive or corrosive, including, without limitation, (i) petroleum, PCB's, asbestos, materials known to cause cancer or reproductive problems; (ii) any materials, substances and/or wastes, including, without limitation, infectious waste, medical waste, and potentially infectious biomedical waste, which are or hereafter become regulated by any local governmental authority, the State of Florida or the United States; and (iii) substances defined as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "oil," "regulated substances," "restricted hazardous wastes," "special wastes" or words of similar import in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act; the Federal Clean Air Act; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq; and all other corresponding or related State of Florida and local statutes, ordinances and regulations, including, without limitation, any dealing with underground storage tanks; and any other environmental law, regulation or ordinance now existing or hereinafter enacted, and (iv) any matter giving rise to liability under any common law theory based on nuisance or strict liability (collectively, "Hazardous Materials Laws"). Notwithstanding the foregoing, the term Hazardous Materials as defined herein shall not include materials generally associated with normal office use.

Lessee, and all of its officers, directors, employees, representatives, agents, contractors, subcontractors, successors, assigns, lessees, sublessees, concessionaires, invitees and any other occupants of the Premises (collectively, "Lessee's Representatives"), shall abide by all Hazardous Materials Laws and other municipal, county, state and federal statutes, laws, ordinances, administrative rules and regulations and guidelines applicable to the disposal of Hazardous Materials. Lessee shall not use, handle, deposit or dispose of any Hazardous Materials which requires special handling into the waste disposal facilities provided by Lessor. Lessee shall, at Lessee's expense, employ or engage private waste management services to dispose of any and all waste of Lessee which must be handled in any manner other than general waste collection provided by Lessor through public or private waste collection service. Without limiting the foregoing, Lessee shall employ or engage a licensed waste disposal service to provide any required containers or storage facilities and to remove any Hazardous Materials which Lessee must handle in a manner as provided for by Hazardous Materials Laws. Lessor may direct the manner and location of any containers, collection boxes or other storage facilities which may be required by Hazardous Materials Laws.

Lessee shall indemnify, defend and hold harmless Lessor and the holder ("Mortgagee") of any mortgage encumbering all or any portion of the Project or the real property upon which the Project is situated ("Mortgage"), and their respective partners, shareholders, directors, officers, agents and employees (the "Indemnified Parties") from and against any and all claims arising from or in connection with any act, omission or negligence of Lessee or any Lessee's Representatives relating to or arising out of the disposal of Hazardous Materials from the Premises, such indemnity to include all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding with respect thereto, including, without limitation, all attorney's fees and expenses. In the event any Indemnified Party shall be made a party to any litigation or proceeding commenced by or against Lessee, then Lessee shall protect, indemnify and hold such Indemnified Party harmless with respect thereto, and Lessee shall pay all costs, expenses and reasonable attorneys' fees (in all proceedings) incurred or paid by such Indemnified Party in connection with such litigation or proceeding, or in enforcing the covenants and agreements of this Section. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS THE SOLE RESPONSIBILITY OF LESSEE TO ASCERTAIN AND COMPLY WITH THE HAZARDOUS MATERIALS LAWS IN CONNECTION WITH THE HANDLING AND DISPOSAL OF HAZARDOUS MATERIALS OR ANY OTHER MATERIALS FROM THE PREMISES.

Lessee hereby agrees that Lessee and Lessee's Representatives shall not use, generate, manufacture, refine, produce, process, store or dispose of, on, under or about the Premises or the Project, or transport to or from the Premises or the Project in the future for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting Hazardous Materials, except in compliance with all applicable Hazardous Materials Laws. Furthermore, Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by Lessee or any of Lessee's Representatives of Hazardous Materials on the Premises, including (without limitation) discharge of (appropriately treated) materials or wastes only as provided by law. Lessee further agrees that Lessee and Lessee's Representatives shall not permit any lien arising under or related to any of the Hazardous Materials Laws to attach to the Premises or the Project.

If at any time during the Lease Term (or any extended term) any contamination of the Premises or the Project by Hazardous Materials shall occur, where such contamination is caused by the act or omission of Lessee or Lessee's Representatives ("Lessee Contamination"), then Lessee, at its sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Project or the groundwater underlying the Project to the extent reasonably possible in accordance with the requirements of the applicable Hazardous Materials Laws and industry standards then prevailing in the Hazardous Materials management and remediation industry in Florida. However, Lessee shall not take any required remedial action in response to any Lessee's Contamination in or about the Project or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Lessee's Contamination without first notifying Lessor and any Mortgagee of Lessee's intention to do so, and affording Lessor and any Mortgagee the opportunity to appear, intervene or otherwise appropriately assert and protect their interests with respect thereto.

In addition to all other rights and remedies of Lessor or any Mortgagee, if Lessee does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Lessee's Contamination and thereafter commence the required remediation of any Hazardous Materials released or discharged in connection with Lessee's Contamination within thirty (30) days after Lessor and any Mortgagee have reasonably approved Lessee's remediation plan and all necessary approvals and consents have been obtained, and thereafter continue to prosecute said remediation to completion in accordance with the approved remediation plan, then Lessor or any Mortgagee, at their sole discretion, shall have the right, but not the obligation, to cause said remediation to be accomplished, and Lessee shall reimburse, within fifteen (15) business days of demand for reimbursement, all amounts reasonably paid by Lessor (together with interest on said amounts at the highest lawful rate until paid), when said demand is accompanied by proof of payment of the amounts demanded. Lessee shall promptly deliver to Lessor and any Mortgagee copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Project as part of Lessee's remediation of any Lessee's Contamination.

Each party hereto (for purposes of this Addendum "H", a "Notifying Party") shall immediately notify the other party (the "Notice Recipient") in writing of: (i) any enforcement, clean up, removal or other governmental or regulatory action instituted, contemplated or threatened concerning the Project pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Notifying Party or the Project relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials on or about the Project; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Project including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by the Notifying Party of actual knowledge of any of the foregoing matters. Notifying Party shall also supply to Notice Recipient as promptly as possible, and in any event within five (5) business days after Notifying Party first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Lessee's use thereof.

ADDENDUM "I"

RENT COMMENCEMENT LETTER

951 Yamato Acquisition Company, LLC, a Florida limited liability company
C/o NAI Merin Hunter Codman, Inc.
1601 Forum Place, Suite 200
West Palm Beach, Florida 33401

_______________, 200__

____
951 Yamato Road
Suite _______
Boca Raton, FL

Re: Lease dated ______________________________, 200__ by and between (951 Yamato Acquisition Company, LLC, a Florida limited liability company), as Landlord, and ____________., as Tenant (the "**Lease**")

Dear_______________:

Under **ADDENDUM "__"** to the Lease, this will confirm that:

1. All Tenant improvements required under the terms of this Lease have been satisfactorily performed in accordance with **ADDENDUM "__"** to the Lease and as of the date of this notice Tenant has inspected the Premises and accepts the Premises in "as-is", "where-is" condition; and

or

1. Landlord was not obligated to perform any alterations or improvements to prepare the Premises for Tenant's initial occupancy, and as of this date has fulfilled all of its obligations under the Lease and Tenant accepts the Premises in "as-is" "where-is" condition; and

2. The Commencement Date of the Lease Term is ____________________
and the expiration date of the Lease Term is______________________.

Sincerely,

951 Yamato Acquisition Company, LLC, a Florida limited liability company

By: Ownership entity authorized party ID

By: ______________________
Name: ______________________
Title: ______________________

(SEAL)

Date Executed: ____________________

ACCEPTED AND AGREED:

TENANT:

VOIP, INC.

By: ____________________
Name: GARY SCHULTHEIS
Title: PRESIDENT

(CORPORATE SEAL)

Date Executed: APRIL 15, 2008